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Exhibit 11

                   Schedule of Computations of Per Share Earnings
                   (in thousands, except share and per share data)

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
                                                                                   Years ended December 31,

                                                                              1997            1996            1995
                                                                          -------------   -------------  -------------
                            BASIC
                            -----
Calculation of income for basic earnings per common share purposes:
Income before extraordinary item                                          $     11,782    $      5,466   $      8,133
Less:
   Preferred dividends paid or declared                                         (1,322)             --             --
   Deemed additional preferred dividends (non-cash)                             (3,549)             --             --
                                                                          -------------   -------------  -------------
Income before extraordinary item attributable to common shares,
   for basic earnings per common share                                           6,911           5,466          8,133
Extraordinary item - loss on extinguishment of debt                             (3,189)             --         (4,849)
                                                                          -------------   -------------  -------------
Net income for basic earnings per common share                            $      3,722    $      5,466   $      3,284
                                                                          =============   =============  =============

Weighted average number of common shares outstanding                        11,444,589       9,392,727      9,263,169
                                                                          =============   =============  =============

Basic earnings per common share:
Income before extraordinary item                                          $       0.61    $       0.58   $       0.88
Extraordinary item - loss on extinguishment of debt                              (0.28)             --          (0.53)
                                                                          -------------   -------------  -------------
Net income                                                                $       0.33    $       0.58   $       0.35
                                                                          =============   =============  =============

                           DILUTED
                           -------
Income before extraordinary item attributable to common shares,
   for basic earnings per common share                                    $      6,911    $      5,466   $      8,133
Add:
   Minority interests attributable to limited partnership units
      assuming conversion of such units                                             --             588             59
                                                                          -------------   -------------  -------------
Income before extraordinary item attributable to common shares,
   for diluted earnings per share                                                6,911           6,054          8,192
Extraordinary item - loss on extinguishment of debt                             (3,189)             --         (4,849)
                                                                          -------------   -------------  -------------
Net income for fully diluted earnings per common share                    $      3,722    $      6,054   $      3,343
                                                                          =============   =============  =============

Weighted average number of common shares outstanding                        11,444,589       9,392,727      9,263,169
Add incremental shares representing:
Additional common share equivalents relating to employee shares options        195,094          50,513             60
Assumed conversion of limited partnership interests                                 --       1,453,771        239,126
                                                                          -------------   -------------  -------------
Weighted average number of common shares used in calculation of
   diluted earnings per share                                               11,639,683      10,897,011      9,502,355
                                                                          =============   =============  =============

Diluted earnings per share:
Income before extraordinary item                                          $       0.59    $       0.56   $       0.86
Extraordinary item - loss on extinguishment of debt                              (0.27)             --          (0.51)
                                                                          -------------   -------------  -------------
Net income                                                                $       0.32    $       0.56   $       0.35
                                                                          =============   =============  =============
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